As filed with the Securities and Exchange Commission on__________, 2010

Registration No. 333-______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Computer Solutions, Inc.

(Name of small business issuer in its charter)

Nevada	3570	80-0488000
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Computer Solutions, Inc.

7103 Via Campanile Ave

Las Vegas, NV 89131

(702) 320-5913

(Address and telephone number of principal executive offices and principal place of business)

Corporate Capital Formation, Inc.

2724 Otter Creek Ct #101

Las Vegas, NV 89117

(702) 320-5913

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.      .

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	10,000,000 (2)	$0.02	$200,000	$11.16
	2,500,000 (3)	$0.02	$50,000	$ 2.79

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2) Existing Shareholders (selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering.)

(3) Direct Public Offering

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Computer Solutions, Inc.

12,500,000 Shares of Common Stock at $0.02 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are registering 10,000,000 shares of common stock. In addition, we are offering a maximum offering of 2,500,000 shares of our common stock and a minimum offering of 500,000 shares of common stock in a direct public offering, without any involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters) or broker-dealers in an all or nothing offering. The offering price is $0.02 per share for both newly issued shares and those being sold by current shareholders. The selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that the minimum of 500,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that the minimum of 500,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If the minimum 500,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive a minimum of $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

John B. Hall, Jr., our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Hall will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Offering Price Per Share	Offering Expenses(1)	Proceeds to Computer Solutions, Inc.
$ 0.02	$.001	$0.02

Minimum Offering:	$10,000	$1,000	$ 9,000
Maximum Offering	$50,000	$5,000	$45,000

(1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ 2010.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Computer Solutions, Inc.

We are a development stage company. Our company was created to exploit the business opportunities within the global computer network known as the Internet. In recent history, no other marketplace has opened with the ferocity of the Internet. With a potential worldwide audience measured in the tens of millions, the Internet far outreaches traditional advertising media readership, including television, radio, and printed media such as newspapers and magazines. In fact, the key to our success is to demonstrate not only the benefits of increasing readership on a worldwide scale, but to offer the service at greatly reduced rates when compared to traditional media.

We are a company without revenues or operations; we have minimal assets, and have incurred losses since inception.

Our principal executive office is located at 7104 Via Campanile Way, Las Vegas, NV 89131 and our telephone number is (702) 320-5913. We were formed under the laws of the State of Nevada on September 21, 2009.

The terms "we," "us" and "our" as used in this prospectus refer to Computer Solutions, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	10,000,000 shares of common stock being held by Current shareholders and a maximum of 2,500,000 shares and a minimum of 500,000 shares of newly issued common shares par value $0.001 per share.

Offering price per share:	$0.02 per share

Offering period:	The shares are being offered for a period of 180 days, Or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:	$50,000 Less offering expenses of $5,000.

Person making the determination Whether the offering conditions are satisfied:	John B. Hall, Jr., our sole officer and director.

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding before the offering:	10,000,000

Number of shares outstanding after the offering if all the shares are sold:	12,500,000

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

October 15, 2009
(Audited)
Balance Sheet
Total Assets	$2,200
Total Liabilities	$0
Stockholders Equity	$2,200

Period from
September 21, 2009
(date of inception)
to October 15, 2009
(Audited)
Income Statement
Revenue	$0
Total Expenses	$7,800
Net Income (Loss)	$(7,800)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Computer Solutions, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on September 21, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through October 15, 2009 is $(7,800).

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of this offering;

•

our ability to develop and continually update a functional, user-friendly “solutions” website;

•

our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our “solutions “website, network infrastructure, and transaction processing systems;

•

our ability to identify and pursue mediums through which we will be able to market our products;

•

our ability to attract customers to our “solutions “website;

•

our ability to generate revenues through annual and daily clients; and

•

our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

John B. Hall, Jr., our sole officer and director, developed the concepts behind the business plan. He assigned any rights that he may have had in that line to us. Mr. Hall did not take any steps such as copyright or trademark protection to protect his rights, nor did he conduct any investigation to see if his plan infringed on the intellectual property rights of third parties. We have not conducted any investigation to see if the plan infringes on the intellectual property rights of others. We have also not taken any further steps to protect our intellectual property rights in our website design nor do we intend to do so until after we receive the proceeds from the offering and start our operations.

Mr. Hall is under no contractual obligation to continue to develop new concepts nor is he under any contractual obligation to assign his rights in any new concepts to us. We do not intend to use any person other than Mr. Hall as a source of concepts to offer to our clients at this time.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the material we develop. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights could have a material adverse affect our results of operation.

Though we do not believe that our business concepts will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to them. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic revising.

As a result of changing consumer preferences, there can be no assurance that any of our concepts will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved programs. Our failure to sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and any inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The Computer Solutions industry is highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our services. We intend to rely solely on concepts and other intellectual property developed by us . There can be no assurance that we will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract clients on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract clients on cost-effective terms. Our strategy to attract customers via our advertising, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups, and other methods of getting others to refer to our services by e-mail or word of mouth; search engine optimization, marketing via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with providers to increase our access to clients. We expect to rely on direct marketing as the primary source of clients. Our marketing strategy may not be enough to attract sufficient traffic to our clients. If we are unsuccessful at attracting a sufficient amount of traffic, our ability to get clients and our financial condition will be harmed.

To date we do not have any clients. We cannot guarantee that we will ever have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we may have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our original plan (based on concepts developed by our sole officer and director); and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain some of our new concepts based on concepts developed by us. To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and our company could suffer.

We may depend on some third-party delivery services to deliver our products to our customers on a timely and consistent basis.

Our operating results will depend on our ability to acquire and maintain client’s confidence. Any restraints or systems failures could harm our business, results of operations and financial condition.

We have not fully developed our marketing plan, and we intend to use some of the proceeds from this offering to do so. We will have to suspend or cease operations if we are unable to fully develop our marketing plan.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If the minimum of $10,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. Mr. Hall intends to provide any additional funds needed to operate for the first year. If we need additional funds and can't raise the money, we will have to cease operations.

Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our sole officer and director, Mr. Hall, will only be devoting limited time to our operations. He will be devoting approximately 20 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Hall, our sole officer and director. If we lose his services or financial support we will cease operations. Presently, he is committed to providing his time and financial resources to us. However, Mr. Hall does engage in other activities and will devote a limited amount of time to our operations.

Our existing sole stockholder, executive officer and director will continue to have substantial control over us after this offering, which may prevent you and other stockholders from influencing significant corporate decisions and may harm the price of our common stock.

Upon completion of this offering, our principal stockholder, executive officer and director will beneficially own, in the aggregate, 80% of our outstanding common stock. These stockholders may have interests that conflict with yours and, if acting together, have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, may have the ability to control our management and affairs. Accordingly, this concentration of ownership may harm the market price of our common stock by:

•

delaying deferring or preventing a change of control;

•

impending a merger, consolidation, takeover or other business combination involving us; or

•

discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Risk factors for the proposed business include but are not limited to:

Industry-related risk factors: Most standard contracts for consulting services are short term. If contracts are not maintained or new contracts are not obtained, operations that maintain the structural integrity of the company will be adversely affected. Additionally, a substantial part of our projected revenue will come from future clients. The loss of such contracts from reductions in force or other factors could have an adverse effect on the company’s operations.

Our business is dependent on client satisfaction and economic conditions. The standard one-year contract used with most clients can be terminated by either party with a 30- day written notice. Some of our long term customers may be serviced under month-to-month extensions of the written contract. In some cases with major clients services are often provided under an oral contract which is an extension of the standard one year contract. Should an industry-wide or nationwide economic slowdown cause a reduction in force among our clients’, or if we are otherwise unable to maintain existing service contracts or obtain additional service contracts, our business, financial condition, and results of operations could be adversely affected.

Since we intend to position ourselves as a consultant for premium, high quality service and education in an industry that is traditionally price-sensitive, damage to our professional reputation could have a material adverse effect on our business.

To a large extent, relationships with clients and a reputation for high quality consulting services will be calling cards, particularly with positioning ourselves as a premium, high quality of consultative contract security services in an industry that is price sensitive. Customer expectations and perception of the quality of our services are in large part determined by regular contact between clients and our managers. If a customer is dissatisfied with our services it may be more damage in our business than in non-service related businesses. A well publicized incident of breach of contract could result in a negative perception of our company and its services, damage to our reputation, and the loss of current or potential clients. This would have an adverse effect on our business, financial condition, and results of operations.

Our growth strategy includes the evaluation of selective acquisition opportunities in dealing with outsourcing individuals and companies which may place significant demands on our resources. We may not be successful in identifying suitable opportunities and if such opportunities are identified, we may not be able to obtain acceptable financing for the acquisition, reach agreeable terms with acquisition candidates, or successfully integrate acquired individuals businesses.

An element of our growth strategy is the acquisition and integration of complementary businesses in order to increase our density within certain geographic areas, capture market share in the markets in which operations currently exist and improve profitability. We will be unable to acquire other businesses if we are unable to identify suitable acquisition opportunities, obtain financing on acceptable terms, or reach mutually agreeable terms with acquisition candidates. In addition to the extent that consolidation becomes more prevalent in our industry, the prices for suitable acquisition candidates may increase to unacceptable levels thereby limiting our growth ability.

Our growth through selective acquisitions may place significant demands on management and our operational and financial resources. Acquisitions involve numerous risks including the diversion of our management’s attention from other business concerns, the possibility that current operating and financial systems and controls may be inadequate to deal with our growth.

Use of Internet

We are subject to the same federal, state and local laws as other companies obtaining business from the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some Of Our Current Shareholders Will Become Eligible To Sell Their Stock, Which May Adversely Affect The Market Price Of Your Stock and The Company’s Ability to Sell out This Offering.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters) or broker-dealers. The table below sets fort the use of proceeds from this offering:

	Minimum Offering	Maximum Offering
Gross Proceeds	$10,000	$50,000
Offering Expenses	$1,000	$5,000
Net Proceeds	$9,000	$45,000

The net proceeds will be used as follows:

Concepts development	$3,500	$10,000
Internet	$2,500	$5,000
Marketing and advertising	$500	$25,000
Legal and accounting	$2,500	$5,000

Total offering expenses of $1,000 to be paid from the proceeds of the $10,000 offering are for Securities and Exchange Commission registration fees ($13.95), and transfer agent fees ($986.05) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our website. We intend to engage an outsource web designer to assist us in designing and building our website and retaining an outsource third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable subscription website, network infrastructure, and transaction processing system.

Marketing and advertising will be focused on attracting clients to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities, groups and other websites and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, which would involve marketing our services via search engines by arranging sponsored placement in search results; and entering into affiliate marketing relationships with other website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources.

We estimate that our legal, auditing, and accounting fees to be $5,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. John B. Hall, Jr. our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan. He has agreed to provide any shortfall funding.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

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our lack of operating history;

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the proceeds to be raised by the offering;

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the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of October 15, 2009, the net tangible book value of our shares of common stock was $2,200 or approximately $0.00022 per share based upon 10,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 12,500,000 shares to be outstanding, will be $47,200 or approximately $0.0038 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.00358 per share without any additional investment on their part. You will incur an immediate dilution of $0.01632 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 20% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $50,000, or $0.02 per share. Our existing shareholders will own approximately 80% of the total number of shares then outstanding, for which they will have made contributions of $2,200 in professional services, or approximately $0.00022 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.00022
Net tangible book value per share after offering	$0.0038
Increase to present shareholders in net tangible book value per share after offering	$0.00358
Number of shares outstanding before the offering	10,000,000
Percentage of ownership after offering assuming maximum number of shares are sold.	80%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.02
Dilution per share	$0.01632
Capital contribution	$10,000
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	20%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,500,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers (Other than our selling shareholders all of whom are deemed underwriters). In addition 10,000,000 shares are being sold by current shareholders. The offering price is $0.02 per share. The selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (800) 432-1000. The funds will be maintained in the separate bank until we receive a minimum of $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold a minimum of 500,000 shares and raised $10,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $10,000 minimum within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. John B. Hall, Jr., our sole officer and director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through John B. Hall, Jr., our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Hall is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Hall. He will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Hall. Further, the shares will not be offered through any media or through investment meetings. He will personally contact a potential investor. The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in various states. Prior to selling our shares in any jurisdiction, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. The selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS

Name		Shares to be sold	Percentage ownership
John B. Hall, Jr.		10,000,000	100%

Number of Shareholders	1

To our knowledge, no selling shareholder had any relationship with an Officer and Director.

Selling stockholders have acknowledged that they have read understand and signed receipt of the SEC regulation M memorandum (attached hereto as Exhibit 99.1), which acknowledges compliance with U.S. Securities Laws.

Mr. Hall, holds the 10,000,000 shares that are being registered, however, he has agreed not to make a public offering of his shares for a minimum of six months.

This memorandum briefly summarizes the provisions of U.S. Securities Laws applicable to the Selling Shareholders under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with particular focus on Regulation M promulgated there under, and aspects of compliance under the Sarbanes-Oxley Act of 2002 (which, together with the Securities Act and the Exchange Act are collectively referred to herein as “U.S. Securities Laws”).

In summary, U.S. Securities Laws prohibit any fraudulent, misleading or deceptive activities in connection with the offer or sale of a security. Regulation M prohibits Selling Stockholders from bidding for, or purchasing, or attempting to induce any person to bid for or purchase any of the offered shares during the applicable restricted periods defined below. All securities registered for sale by the Selling stockholders are securities which are covered by the prohibitions of Regulation M.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Computer Solutions, Inc. and sent to Computer Solutions, Inc., 7104 Via Campanile Ave, Las Vegas, NV 89131

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received a minimum $10,000. Upon receipt of $10,000, we will withdraw and use the funds. If we do not receive the $10,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

Computer Solutions, Inc., was incorporated pursuant to the laws of the State of Nevada on September 21, 2009.

Our Business

Our company was created to exploit the business opportunities within the global computer network known as the Internet. In recent history, no other marketplace has opened with the ferocity of the Internet. With a potential worldwide audience measured in the tens of millions, the Internet far outreaches traditional advertising media readership, including television, radio, and printed media such as newspapers and magazines. In fact, the key to our success is to demonstrate not only the benefits of increasing readership on a worldwide scale, but to offer the service at greatly reduced rates when compared to traditional media.

Our ability to offer competitive rates against not only traditional media, but other local Internet service providers, lies in the construction of the business itself. Our organization will offer electronic mail boxes, personal or business webpage designs, online sales (business transactions), website publishing, and network design, maintenance and computer repair service referrals.

Most of the businesses we surveyed that are offering online Internet services lease the use of hardware and software resources from an Internet access provider. We; however; intend to own and operate the hardware and software needed to deliver our services. This allows greater flexibility regarding purchase, maintenance, and configuration than a lease arrangement. And, because we intend to outsource for computer network engineers and other professionals, the delivery system itself can be streamlined to further reduce the company's expenses.

In order to compete in a marketplace that is open 24 hours per day, 7 days per week, our future sales staff must be equipped with tools that make them independent of the corporation's physical location. Using advanced database technology, our account representatives will be able to access the corporation's central database from virtually anywhere in the world. This is accomplished using notebook computers and the public telephone network. Instead of distributing printed marketing materials, account representatives can show potential clients live systems that are doing business on the Internet today. Once an order is finalized, it can be processed immediately by entering it into the company's accounting system. This not only results in fast delivery of services, but also eliminates waste of corporate resources.

The World Wide Web is full of web pages; thousands of new web pages are added hourly thus, having a web site that stands out becomes a challenge. As part of our service to our clients seeking web site development and maintenance we will incorporate computer programs such as web search optimization. This computer program will allow search engines such as Google, Yahoo, and others to rank our web sites higher. As a result, higher ranks will allow viewers to see their sites first than their competitors. Furthermore, this is critical as each website competes for higher ranking order. The higher the rank is the more visibility will be obtained.

Another aspect of our website development and maintenance is the ability to track hits on websites developed. We intend to incorporate this feature to all websites that we develop. For example, one of the standard measures collected for each of our clients is the so-called "hit rate" of the client's Web pages. This represents the number of times the page was accessed by an online user/customer. Newspaper can guess at their readership by their circulation, but targeting readership statistics on a single advertisement is nearly impossible. Television and radio likewise suffer from this dilemma. By evaluating hit rates over time, we can work with our clients to streamline their messages to increase readership.

Web page hit rates are just one kind of measure available to our clients. We intend to outsource for professional database programmers, virtually any kind of demographic data can be collected from readers who choose to fill out a form online. The data can then be presented to our clients in a format that allows them to continue to refine both their Web pages and their actual business processes to target this new kind of customer base.

The ultimate platform for commerce on the Internet is online sales. By integrating advanced database technology with Web page delivery systems, we can create virtual "malls" to distribute the products and services our clients have to offer. Online sales represent our largest profit potential, made possible only because we intend to use computer professionals. The challenges of such a system include resolving legal issues associated with international commerce, building a sound and efficient delivery system, resolving concerns over the security of online transactions, and making it profitable for our clients. For these reasons, online sales must follow after the successful creation of a Web page delivery system.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of Dec. 1, 2009, we have no employees other than our sole officer and director. We anticipate that we will be unable to hire any employees in the next twelve months, unless we generate significant revenues. Meanwhile, we intend to utilize outsourcing quality personnel. We believe our future success depends in large part upon the continued service of our sole officer and director, John B. Hall, Jr.

Facilities

Our executive, administrative and operating offices are located 7104 Via Campanile Ave, Las Vegas, NV 89131. This is also the office of our sole officer and director, John B. Hall, Jr. He makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our subscription website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations, We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Upon completion of our public offering, our specific goal is to profitably develop our business. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will intensify development of our plans and begin negotiations with service providers to develop our network infrastructure and processing systems. The negotiation of service providers and the development and maintenance of plan, concepts website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website we estimate will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months.

3.

Approximately 90 days after we complete our public offering, we intend to promote our services primarily through advertising and marketing, such as blogs, posting online communities, subscription websites and other methods of getting Internet users to be aware of our website. We also intend to use search engine optimization, via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. Marketing is an on-going matter that will continue during the life of our operations.

In developing our business

As we plan to outsource our technical and support staff and will factor in those costs into our rates resulting in reducing the costs of weekly employee compensation. As demand for our services grows, we intend sometime in the future to hire some full time employees.

Types of service we intend to provide are based on two general billing categories: setup and maintenance. Setup describes the processes and resources needed to put a series of Web pages online. This fee is collected at the beginning of the order process, and can include the billable hours. Maintenance represents the processes and resources needed to maintain the pages within the corporation's data processing resources, and can include client change requests. The service groups we intend to offer are as follows:

Electronic mail represents the personal correspondence medium of the Internet. Electronic mail, often abbreviated as e-mail, is a method of exchanging digital messages, designed primarily for human use. E-mail systems are based on a store-and-forward model in which e-mail computer server systems accept, forward, deliver and store messages on behalf of users, who only need to connect to the e-mail infrastructure, typically an e-mail server, with a network-enabled device (e.g., a personal computer) for the duration of message submission or retrieval.

Service rates are set to compete with existing Internet service providers, and group rates will be available for businesses wishing to establish e-mail boxes for their employees.

A Personal Web page allows a private individual to create and maintain a presence on the Internet. Personal web pages may be as simple as a single page or may be as elaborate as an online database with gigabytes of data. The content of personal web pages varies and can, depending on the hosting server, contain anything that any other websites do. However, typical personal web pages contain images, text and a collection of hyperlinks. Many can contain biographical information, résumés, and blogs. Many personal pages will include information about the author's hobbies and pastimes, and information of interest to friends and family of the author.

Setup and maintenance rates are set for the home-user's budget, and content and scope are left entirely to the individual.

Commercial Web Pages. Advertisers, manufacturers, wholesalers, retailers…any commercial enterprise that is expanding into the Internet can set up customized Web pages to get their messages out. By using our layout and design staff resources our clients can expect a polished look for their online customers. Rates are set to easily compete with traditional print and broadcast media, and can be scaled to meet any advertising budget. Content and layout are at the complete discretion of the client.

•

Marketing Focused Web Design – We intend to create our website and landing page designs to convert visitors into customers. Tapping our marketing and creative ability, we intend to incorporate targeted messaging and offer our clients a deep understanding of their customers.

•

Effective, Usability Guided Design –We intend to utilize outsourcing individuals who are experts and have years of experience in making websites and improving a website’s usability. We believe success comes when client users interact with a client’s site in a meaningful way that will produce real results.

•

A Results-Oriented Approach - Unlike typical web designers who want to impress the client with visuals, we want to impress our clients with the business results a new site will produce.

Marketing Focused Web Design. Since design is subjective, we intend to measure success by focusing on a balanced scorecard, encompassing conversion rate, average order value, and rate on investment to measure website design success. By catering design to a six-point consumer buy funnel, our expert designers may achieve success by leveraging consumer behavior information including web analytics to create designs that profitably impact a client’s bottom line.

Designed To Meet Business Objectives. We intend to focus on more than aesthetics. We will work to ensure that the culture of a client’s organization is portrayed in the proper light. We will pay careful attention to understand our clients’ customers and create a flow within the website that is tailored to their audience. Our website design goal is to package a clients’ products' unique value proposition in such a way, that every visitor no matter where they are in the consumer buy funnel, is left with the impact a client will want their website design to make.

Service rates are set to compete with existing web site developers.

Online Sales. This service takes the commercial Web page to the ultimate Internet presence: online transaction processing. By providing us with a list of items to sell, a collection of pictures to scan and digitize, and specifying the online price of each item, our clients can open their businesses to the entire world. We intend to act as the storefront, collecting funds and distributing them along with sales orders to our clients, who must then fill the orders. Once the system is setup, no additional sales and marketing resources are needed to keep the orders coming. The demographics of each buyer can be meticulously collected, such that our clients can continue to hone their approach to online sales. Again, content and layout—as well as the final price paid by an online buyer—are at the complete discretion of the client.

Web Design and Publishing Services. While we intend to offer complete service packages, which includes a number of pages, a boilerplate layout, and maintenance fees, client projects will often require additional customization. Our professional publishing staff can assist our clients in achieving the exact look and feel they desire to reach their online customers.

Network Design Services. As the Internet itself expands into businesses, knowledge of how and why the Internet works will reach our clients. Because we intend to use network design professionals, we can offer our clients complete solutions for creating and expanding existing premise network services, or even troubleshoot complex network problems. The goal of this service is to enhance the integration of our client's businesses into our own- to form a seamless partnership for continuous, mutual growth. Furthermore, organizations can realize big benefits from the right networking solution. The question is what network is right for your business? Local Area Network (LAN), Wide Area Network (WAN), converged, Storage Area Network (SAN), Wireless? The options are many. Is it "future-ready" and cost-effective to support a clients’ business growth?

We intend to help our clients determine the optimal network infrastructure for their business with speed, convenience and security. Our Total Cost of Ownership methodology intends to ensure that our network infrastructure is reliable, flexible and scalable with the flexibility to rapidly integrate new and existing technologies.

Detailed Assessment of Network Configuration and Performance. Whether an entirely new network is being contemplated or changes are needed in an existing network, we intend to design and build crafted solutions using industry standard best practices. Because these solutions are delivered fully documented, future design modifications to the network are already in progress.

Network Modification Design and Change Management. Complex networks calling for frequent changes present their own business challenges. The method by which the changes are determined, tested, and implemented itself requires design. We intend to assist our clients in managing rapidly changing environments to keep the process of network change from impacting business processes

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we may have to seek additional financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Being a publically listed company will improve our opportunities to acquire additional financing whether debt or equity.

Results of Operations

From Inception on September 21, 2009 to October 15, 2009.

Since inception, we sold 10,000,000 shares of common stock to our sole officer and director for cash, valued at $10,000. Total 10,000,000 shares.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum $10,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully add clients to our base, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. Hall.

Pursuant thereto, if no funds are raised in our offering then he has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to him or any other party for payment of expenses undertaken by Mr. Hall on our behalf. If we do not raise the minimum $10,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash other than provided by this offering and Mr. Hall and can't provide it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans ready to implement.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 10,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of Oct. 15, 2009, our total assets were $2,200 and our total liabilities were $0. As of Oct. 15, 2009, we had cash of $2,200. John B. Hall, Jr., our sole officer and director, is willing to provide us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. In the future any liabilities to him that may arise will not be repaid from the proceeds of this offering. Any arising related party liabilities would consist of money advanced by our sole officer and director.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 1, 2010 regarding the number of shares of common stock of Security beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of our stock.

	Shares Before	Shares After
Name and Address of	the Offering/	the Offering/
Beneficial Owner(1)(2)(3)	Percent of Class	Percent of Class

John B. Hall, Jr.	10,000,000/100%	10,000,000/80%
7104 Via Campanile Ave.
Las Vegas, NV 89131

(1) All directors, named executive officers, and persons owning 5% or more of our stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of our stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

(3)The shares are held by John B. Hall, Jr.

There are no arrangements currently in place which may result in a change of control of the company.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
John B. Hall, Jr.	37	President, Chief Executive Officer,
7104 Via Campanile Way		Chief Financial Officer, Treasurer,
Las Vegas, NV 89131		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

JOHN B. HALL, JR.

EDUCATION

Civilian

1998

Bachelor of Science in Education,

Major-Elementary Education, NMSU, Las Cruces, NM

2001

Masters Degree in Education

Major-Curriculum and Instruction, Lesley University, Cambridge, MA,

Military

1990

Air Force Engine Keeper School

1991

Air Force Hydraulic School

1992

Air Force Crew Chief School

EMPLOYMENT

Military

1990-1993

Air Force Active Duty

1990-1994

F-15 Crew Chief, USAF, Luke AZ and Kadena AB Japan

Maintain and oversee work on F-15 C, D, E Models

1993-1999

Traditional Guardsman

1994-1998

F-16 Crew Chief, New Mexico Air National Guard, Albuquerque NM

Maintain and oversee work on F-16 Block 40

1998-1999

C-130 Crew Chief, Nevada Air National Guard, Reno, NV

Maintain and oversee work on C-130

2006-present

F-15 Crew Chief, Nevada Air National Guard, Nellis AFB

2006-present

Traditional Guardsman

Civilian

1998-2004

Earth Science teacher, CCSD Las Vegas, NV Subjects included Geology, Astronomy, Hydrology, Meteorology and Environmental Science

2004-Present

Education Computer Specialist, ECS, Cram MS, CCSD Las Vegas, NV

•

IT support for Clark County School District

•

Run and maintain the county’s entire network

•

Train teachers on new software

•

Train new teachers on current software and IT in the classroom

•

Deploy images on computers

•

Maintain the network printer system

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Hall intends to devote approximately 20 hours per week tour business. The only conflict that exists is his devotion of time to other projects. His current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer computer solutions to clients.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on September 21, 2009 through Dec. 31, 2009, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

John B. Hall, Jr.,	2009	0	0	0	0	0	0	0
President, Secretary,		0	0	0	0	0	0	0
Treasurer,		0	0	0	0	0	0	0
and Director

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 10,000,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have no agreement to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001). As of the date of this Offering the Company had 10,000,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company. There are no conversions, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock. Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights. The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable. The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of Consultants, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 96% of our outstanding shares.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth. For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business. Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

We will use Action Stock Transfer as our transfer agent.

Shares Eligible for Future Sale

The Securities offered hereby are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act. Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for 6 months or more, may sell every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions. Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

Due to the above, all Shares offered herein will contain the following or similar restrictive legend to be placed on the certificates representing these securities:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. They have been acquired by the holder for investment and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the 1933 Act or laws, or an opinion of legal counsel satisfactory to the Company and its counsel that registration is not required thereunder."

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-K, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 21, 2009, we issued 10,000,000 shares of restricted common stock to John B. Hall, Jr., our sole officer and director, in consideration for cash and professional services valued at $10,000. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Our executive, administrative and operating offices are located at Mr. Hall's office. He provides space for the company's operations free of charge. There are no written agreements evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to October 15, 2009 included in this prospectus, have been audited by Sam Kan & Company telephone (510) 355-0492, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

Computer Solutions, Inc.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Computer Solutions, Inc.

(A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Computer Solutions, Inc. as of October 15, 2009 and the related statement of operations, stockholders' equity (deficit), and cash flows for the inception period of September 19, 2009 to October 15, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computer Solutions, Inc. (A Development Stage Company) as of October 15, 2009, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Computer Solutions, Inc.’s internal control over financial reporting as of October 15, 2009, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note B to the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company,

December 14, 2009

Alameda, California

COMPUTER SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
OCTOBER 15, 2009

ASSETS

Current Assets
Cash and Cash Equivalents	$2,200
Accounts Receivable - Trade	-
Total Current Assets	2,200

Total Assets	$2,200

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Loans From Shareholders	$-
Total Current Liabilities	-

Stockholders' Equity (Note B)
Common stock, par value $.001;
75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Additional Paid in Capital	-
Retained Earnings (Accumulated Deficit)	(7,800)
Total Stockholders' Equity	2,200

Total Liabilities and Stockholders' Equity	$2,200

COMPUTER SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED OCTOBER 15, 2009

Income
Revenues	$-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses
Administrative Fees	4,800
Legal and Professional Fees	3,000
Total Expenses	7,800

Net Income (Loss)	$(7,800)

Per Share Information:

Net Income (Loss) per share - 10,000,000 shares issued	$(0.001)

Basic weighted average number
common stock shares outstanding	10,000,000

Diluted weighted average number
common stock shares outstanding	10,000,000

COMPUTER SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED OCTOBER 15, 2009

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (Loss)	$(7,800)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
Amortization	-
(Increase) decrease in:
Accounts Receivable	-
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(7,800)

CASH FLOWS FROM INVESTING ACTIVITIES

Organization Costs	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Loans From Shareholders	-
Common Stock Issuances	10,000
Net Cash (Used) By Financing Activities	10,000

NET INCREASE (DECREASE) IN CASH	2,200

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$2,200

COMPUTER SOLUTIONS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON SEPTEMBER 19, 2009
(Expressed in US Dollars)

Capital Stock Issued	Number of Common Shares	Par Value	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

- September 19, 2009 Stock issued for Cash	10,000,000	0.001	-	-	10,000

Net Loss for the period from September 19, 2009 to October 15, 2009	-	-	-	(7,800)	(7,800)
Balance as of October 15, 2009	10,000,000	-	-	(7,800)	2,200

COMPUTER SOLUTIONS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 19, 2009

TO OCTOBER 15, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Computer Solutions, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Computer Solutions, Inc. (the Company) was incorporated in the State of Nevada on September 19, 2009. We are a development stage company. Our company was created to exploit the business opportunities within the global computer network known as the Internet. In recent history, no other marketplace has opened with the ferocity of the Internet. With a potential worldwide audience measured in the tens of millions, the Internet far outreaches traditional advertising media readership, including television, radio, and printed media such as newspapers and magazines. In fact, the key to our success is to demonstrate not only the benefits of increasing readership on a worldwide scale, but to offer the service at greatly reduced rates when compared to traditional media.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Computer Solutions, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Computer Solutions, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

COMPUTER SOLUTIONS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 19, 2009

TO OCTOBER 15, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capital Stock

The Company has authorized Seventy Five Million (75,000,000) shares of common stock with a par value of $0.001. Currently, Six Million shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Cost of Goods Sold

Since the Company is still in the development state formal application of certain procedures have not been implemented. Generally, job costs include purchase price of properties as well as all direct materials, and labor costs and those indirect costs related to development and maintenance of the property prior to sale. Selling, general and administrative costs are charged to expense as incurred.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued FAS 1 65 , “ Subsequent Events ” .. This pronouncement establishes standards for accounting for and disclosing subsequent events ( events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 1 65 did not have a material impact on the Company’s financial condition or results of operation.

In June 200 9 , the FASB issued FAS 1 66 , “ Accounting for Transfers of Financial Assets ” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 1 66 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 200 9 , the FASB issued FAS 1 67 , “ Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 1 67 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 200 9 , the FASB issued FAS 1 68 , “ The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ” .. FAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of FAS 1 68 to have an impact on the Company’s results of operations, financial condition or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

COMPUTER SOLUTIONS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 19, 2009

TO OCTOBER 15, 2009

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek computer-consulting contracts and opportunities from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage professional firms specializing in computer consulting. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE D – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Ten Million (10,000,000) shares.

This figure was calculated from the total number of days the stock has been issued (26) divided by the total number of days in the development period (26) ending October 15, 2009 multiplied by the total number of shares issued Ten Million (10,000,000).

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Wyoming laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$13.95
Legal Fees	$1,500
Audit/Administrative Fees and Expenses	$1,500
Transfer Agent Fees	$500
TOTAL	$3,513.95

RECENT SALES OF UNREGISTERED SECURITIES.

On September 21, 2009, Computer Solutions, Inc., issued 10,000,000 restricted shares of common stock to John B. Hall, Jr. for cash and professional services valued at $10,000,

The Company believes that the exemption from registration for these sales under Section 4(2) was available because:

John B. Hall, Jr. is our executive officer of Computer Solutions; Inc.and thus had access to all material information about the Company before investing;

The shares bear a restrictive transfer legend.

EXHIBITS.

Exhibit No.

Description

3.1

Certificate of Formation of Computer Solutions, Inc.

3.2

Bylaws of Computer Solutions, Inc.

5.1

Opinion of Abby Ertz, Esq.

23.1

Consent of Sam Kan & Company. CPA

23.2

Consent of Abby Ertz Esq.

99.1

Form of subscription agreement for Common Stock.

UNDERTAKINGS.

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)

Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 19, 2010.

Computer Solutions, Inc.

By: /s/John B. Hall, Jr.

John B. Hall, Jr.

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on January 19, 2010:

Signature

Title

/s/John B. Hall, Jr.

President, Secretary, Treasurer, and Director

John B. Hall, Jr.

Chief Executive Officer, Chief Financial Officer,

and Chief Accounting Officer.

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